Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 with respect to the financial statements of Connect Biopharma Holdings Limited for the years ended December 31, 2024 and 2023 included in the Annual Report on Form 10-K.

/s/ CBIZ CPAS P.C.

New York, NY

June 10, 2025